UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 2, 2011

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other JurisdictionIdentification No.)	(Commission File Number)	(I.R.S. Employer of Incorporation)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2011, the Company’s Board of Directors elected James Whitney Mayhew, the Company’s current Vice President of Finance and Corporate Controller, as its Interim Chief Financial Officer.  Jack Egan will be transitioning from Chief Financial Officer to take on the position of Senior Vice President-Global Planning and Budgeting.

Mr. Whitney has served as Vice President and Corporate Controller of the Company since June 2010 and, previously, as a consultant to the Company from April 2010.  Prior thereto, Mr. Whitney was with KPMG LLP, a registered independent accounting firm, for over 21 years, serving primarily multi-national Securities and Exchange Commission registrants.  Mr. Whitney served as an audit partner for Silicon Valley technology and services companies from 2007 to 2009 and as an audit partner on a four-year international assignment in Asia from 2003 to 2007.  Previous assignments included Silicon Valley, New York, and Seattle.  Mr. Whitney is a Certified Public Accountant and holds a Bachelor of Arts degree in Business Administration with a concentration in Accounting from the University of Washington.

In connection with his election as Interim Chief Financial Officer of the Company, the Company and Mr. Whitney entered into an Amended and Restated Employment Agreement, dated August 9, 2011, which provides for an indefinite term with either party being entitled to terminate the Agreement for any reason, with or without cause, after July 31, 2012 by giving the other at least four months prior written notice.  The Company may terminate the Agreement earlier for Cause, as defined.  Mr. Whitney is entitled to receive a base salary of $400,000 per annum and a discretionary annual bonus which, for the twelve months ended July 31, 2012, is $175,000 based upon satisfactory performance as determined by the Company’s Chief Executive Officer with balanced consideration of the entire breath of Mr. Whitney’s performance, provided that, if the Company terminates Mr. Whitney’s employment without Cause, as defined, prior to July 31, 2012, he shall be entitled to receive the entire bonus for the period ending July 31, 2012.  On August 2, 2011, Mr. Whitney was also granted a ten-year option, subject to earlier termination following specified periods in the event of his death, disability or termination of employment, to purchase up to 7,000 shares of the Company’s Common Stock under the Company’s 2006 Incentive Stock Plan based on certain non-financial criteria at an exercise price of $9.00 per share, the market value of the Company’s Common Stock on the date of grant.

The foregoing discussion of the Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 99.1 and which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

99.1           Amended and Restated Employment Agreement, dated August 9, 2011, between the Company and James Whitney Mayhew.

99.2           Press Release dated August 10, 2011 concerning the appointment of James Whitney Mayhew as Interim Chief Financial Officer of the Company.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: August 10, 2011	By:	/s/ Steven A. Shaw
Steven A. Shaw, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Amended and Restated Employment Agreement, dated August 9, 2011, between the Company and James Whitney Mayhew.

99.2	Press Release dated August 10, 2011, concerning the appointment of James Whitney Mayhew as Interim Chief Financial Officer of the Company.